UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 5, 2012 (March 1, 2012)

Competitive Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8696	36-2664428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Kings Highway East, Fairfield, Connecticut	06824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(203) 368-6044

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 1, 2012, the Board of Directors of Competitive Technologies, Inc. (“CTTC”) voted to expand the number of directors on the Board of Directors to six, and to appoint Stan Yarbro, Ph.D. as a Director of CTTC.

Dr. Yarbro has extensive experience in the market development of high technology solutions to a worldwide customer base.  He currently serves as Executive Vice President, Worldwide Field Operations, for Varian Semiconductor Equipment Associates, a position he has held since 2004.  Prior to Varian, Dr. Yarbro served in various capacities at KLA-Tencor Corporation, in the semi-conductor industry.  He has previously served on the boards of Electrogas, Inc. and Molecular Imaging where he worked closely with the organizations to develop and improve sales and marketing strategies.

Dr. Yarbro holds a Ph.D. in Analytical Chemistry from Georgia Institute of Technology and a B.S.in Chemistry from Wake Forest University.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2012, On March 1, 2012, the Board of Directors of CTTC voted to amend the bylaws of CTTC expand the number of directors on the Board of Directors to six.  The bylaws previously set the number of directors at five.  The amendment became effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated: March 5, 2012

By:  \s\ Johnnie D. Johnson

Johnnie D. Johnson

Chief Executive Officer